                                                                       Exhibit 5

                       PORTER, WRIGHT, MORRIS & ARTHUR LLP

                              41 South High Street
                              Columbus, Ohio 43215
                            Telephone: (614) 227-2000
                               Fax: (614) 227-2100

                                October 22, 1999

Too, Inc.
3885 Morse Road
Columbus, Ohio  43219

         Re: Registration Statement on Form S-8 Too, Inc. 1999 Stock Plan for Non-Associate Directors (the "Plan")

Ladies and Gentlemen:

         We have acted as counsel for Too, Inc., a Delaware corporation ("Too"), in connection with the Registration Statement on Form S-8 (the "Registration Statement"), filed by Too with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the registration of 50,000 shares of Too, Inc. Common Stock, $.01 par value (the "Shares"), to be issued under the Plan.

         In connection with this opinion, we have examined such corporate records, documents and other instruments of the registrant as we have deemed necessary.

         Based on the foregoing, we are of the opinion that the Shares will, when issued and paid for in accordance with the provisions of the Plan, be legally issued, fully paid and nonassessable, and entitled to the benefits of the Plan.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                    Very truly yours,

                                    /s/ Porter, Wright, Morris & Arthur LLP

                                    PORTER, WRIGHT, MORRIS & ARTHUR LLP